Exhibit 99.2

Sino Agro Food CFO to Concentrate on SIAF European Business Development

Current Board Member Mr. Daniel Ritchey Becomes Acting CFO

March 1, 2016

GUANGZHOU, China-- Sino Agro Food, Inc. or the “Company” (OTCQX: SIAF | OSE: SIAF-ME).

Sino Agro Food, Inc. (“SIAF”) announces that Mr. Bertil Tiusanen is resigning his position of Chief Financial Officer and assuming the role of Senior Vice President of Business Development, New Ventures-Europe, effective February 29, 2016.

In his new capacity, Mr. Tiusanen will work to identify opportunities consistent with SIAF’s global strategy, engaging with SIAF’s global commercial leadership team, prioritizing current and new initiatives, and managing their launch in Europe. The aquaculture carve-out for listing in Norway is the first priority.

Mr. Tiusanen commented on the transition. “I am thrilled about the opportunity to accelerate SIAF's efforts to list an aquaculture subsidiary in Norway and to explore further European business ventures in the benefit of the Company and its shareholders. SIAF is best served with a CFO who can readily travel and work between the various subsidiaries in China on an ongoing basis. It is virtually impossible for someone to serve that role effectively along with the demands of this new position at the same time.”

In the interim, Mr. Daniel Ritchey, a member of the SIAF Board of Directors and currently its Audit Committee has been offered and has accepted the position as acting CFO. Upon his appointment as acting CFO, Mr. Ritchey will resign as a member of the Audit Committee.

Mr. Ritchey’s work on behalf of the Company since its inception will provide for a seamless transition with Company plans moving forward.

The Board will appoint a search committee to permanently fill the CFO position.

Mr. Solomon Lee, Chairman and CEO commented, “Our success is furthered by remaining flexible and utilizing our resources to best meet dynamic conditions and ambitions. This includes realigning the role and responsibility of individuals best suited to carry them forward.

Mr. Tiusanen is highly qualified to handle the challenges his new position brings and to help accomplish the Company’s goals in Europe.

Mr. Ritchey will serve well as acting CFO bringing to it the same strengths and focus he has provided the Company over the last eight years.

I am very confident in the work these individuals will provide their respective roles as we continue to develop our operations and move forward with our expansion.”

About Sino Agro Food, Inc.

Sino Agro Food develops and operates protein food production facilities in the People’s Republic of China. The Company produces, distributes, markets, and sells sustainable seafood and beef to the rapidly growing middle class in China. Activities also include production of organic fertilizer and produce. The Company is a global leader in developing land based recirculating aquaculture systems (“RAS”), and with its partners is the world’s largest producer of sustainable RAS prawns.

Founded in 2006 and headquartered in Guangzhou, the Company had over 550 employees and revenue of $404M in 2014. Operations are located in the provinces of Guangdong, Qinghai, Hunan, and Shanghai.  Sino Agro Food is a public company listed on OTCQX U.S. Premier in the United States and on the Oslo Børs' Merkur Market in Norway.

News and information are published on the Company website (www.sinoagrofood.com), the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc), and on Twitter @SinoAgroFood.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman	Erik Ahl
Investor Relations	Nordic Countries
+1 (775) 901-0344	+46 (0) 760 495 885
info@sinoagrofood.com	erik.ahl@sinoagrofood.com

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